UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): May 14, 2004

Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

2815 Scott Avenue St. Louis, Missouri	63103

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 621-0699

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

Exhibit Number	Desription of Exhibits

99.1	Supplemental Information.

Item 9.    Regulation FD Disclosure and Item 12. Results of Operation and Financial Condition

Exhibit 99.1 contains supplemental information that may be disclosed at the Bakers Footwear Group, Inc. 2004 Annual Meeting of Shareholders on May 14, 2004 or in meetings with investors from time to time.

Exhibit 99.1 contains forward-looking statements (within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934). We have no duty to update such statements. Actual future events and circumstances could differ materially from those set forth in this Current Report, including Exhibit 99.1, due to various factors. Factors that could cause these conditions not to be satisfied include material changes in capital market conditions or in our business, prospects, results of operations or financial condition and other risks and uncertainties, including those detailed in our filings with the Securities and Exchange Commission.

Exhibit 99.1 include non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Registrant believes these non-GAAP financial measures are useful in evaluating the company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC. (Registrant)

Date: May 14, 2004	By:	/s/ Peter A. Edison
Peter A. Edison Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Desription of Exhibits

99.1	Supplemental Information.